SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2010

                           NewMarket Technology, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Nevada                    000-27917               65-0729900
    ------                    ---------               ----------
 (State of Incorporation or  (Commission File Number)  (I.R.S. Employer
  Organization)                                         Identification No.)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
                               ------------- -----
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 386-3372
                                                           --------------

Copies to:
                      Law Offices of Michael Littman, Esq.
                                7609 Ralston Road
                                Arvada, CO 80002
                              Phone: (303) 422-8127
                               Fax: (303) 431-1567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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                     SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2010, NewMarket Technology, Inc. ("the Company" or "NMKT") and its 90%-owned subsidiary, NewMarket Latin America, Inc. ("NMLA") entered into an Agreement and Plan of Merger ("Merger Agreement".)

NMLA has been a subsidiary of the Company since 2006. As of June 29, 2010, it has been merged into the Company. NMLA provides full service systems integration, customization and implementation for a variety of software and hardware products, as well as outsourcing services, primarily in Brazil, as further discussed below.

The Merger was a statutory parent-subsidiary merger and the shareholders of NMLA (excluding the Company) are receiving an aggregate of approximately 4,197,500 shares of the Company, on a 1 share of common stock of the Company for each 100 shares of NMLA owned by a shareholder.

The Business of NewMarket Latin America, Inc.:

NMLA was formerly a 90%-owned subsidiary of the Company until its recent merger into the Company. NMLA was established as the Latin American subsidiary of NMKT. Its mission was to actively pursue a business plan for Latin America as directed by NMKT, and development of a systems integration business in Brazil, Chile and Venezuela and other Latin American countries. Management believes the rapidly growing economies of Latin America present opportunities to provide IT services and products to large US, European and Latin American companies conducting business operations in that geographical area.

NMLA acquired Unione Consulting, Ltda. ("Unione"), a Brazil-based systems integration Company, in 2007, through the acquisition of its Brazilian holding Company, CW Participacoes, Ltda. Unione was founded in 1994 in Sao Paolo, Brazil to provide software customization services and software license and maintenance sales.

Unione currently operates the following lines of business:

o    Consulting:   Management  and  implementation  of  software   customization
     projects to medium and large Brazilian companies in the following areas:

          o        Enterprise Resource Planning (ERP)
          o        Customer Relationship Management (CRM)
          o        Business Intelligence (BI)
          o        Service-Oriented Architecture (SOA)
          o        Database Administration (DBA)

o Specialized Services: The Company furnishes highly qualified software professionals who provide services focused on solutions provided by software partners.

o Software Development: Development and implemention of customized software solutions.


o    Support: Technical and functional support services in ERP, CRM, BI, SOA and
     DBA.  The  Company   provides   technical  and   functional   services  for
     applications developed by the client Company.

o Outsourcing: An efficient and flexible alternative to increase the Company productivity. The Company recruits highly qualified professionals in the market and places them at the client's site, under the client's management and for the length of time the client requires them.

o Commercial: Sales of partner software licenses and the maintenance of these licenses related to ERP, CRM, BI, EPM, SOA and DBA.


                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, the Company will be issuing approximately 4,197,500 shares of its restricted common stock to the shareholders of NMLA.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

On June 28, 2010, the Company amended its Articles of Incorporation to increase with its authorized common stock from three hundred million (300,000,000) shares of $0.001 par value common stock to two billion (2,000,000,000) shares of $0.001 par value common stock.


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                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 -- Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.                    Description
     -----------                    -----------

     3.1(i) Certificate of Amendment filed with the Secretary of State of Nevada, dated June 28, 2010*

     3.4 Articles of Merger, as filed with the Secretary of State of Nevada, dated June 28, 2010*

     3.5 Certificate of Ownership Merging NewMarket Latin America, Inc. Into NewMarket Technology,

--------------------
*Filed herewith




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 8, 2010
                                  NEWMARKET TECHNOLOGY, INC.

                                   By:  /s/ Philip J. Rauch
                                   -------------------------
                                            Philip J. Rauch
                                            Chief Financial Officer